FOR IMMEDIATE RELEASE

IET ANNOUNCES AGREEMENT WITH COASTAL CAROLINA UNIVERSITY

December 24, 2003 - Integrated Environmental Technologies, Ltd., a wholly-owned subsidiary of Naturol Holdings Ltd. (OTC:BB-NTUH), announced today that it has reached a collaborative agreement with Coastal Carolina University, located in Myrtle Beach, South Carolina. The agreement furthers the Company's plans for product development and market applications in the environmental and agricultural technology sectors. The Company is evolving its marketing strategies based, in part, on this new private-industry-in-partnership-with-education relationship formed with Coastal Carolina University. Dr. Val Dunham, Associate Vice President for Grants, Contracts and Research Planning at C.C.U. said, "The administration, faculty and staff of Coastal Carolina University look forward to productive collaborations in research and development for both faculty and students."

The products that will be advanced through the executed agreement with Coastal Carolina University pertain to the continued development of new, value-added crops and uses for existing crops, as well as water quality, through treatment and sanitation. The Essential Oils Division of IET deals with an alternative extraction technology for extracting the purest essential oils from agricultural products. The Ecasol Division of IET utilizes a proven technology for the purification of water and treatment of wastewater. Both technologies have multiple uses.

Forward-Looking Statements: Except for historical information, the matters discussed in this press release contain forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of such statements are subject to assumptions, risks and uncertainties that could cause actual results to differ from those indicated in the forward-looking statements, including, but not limited to: any adverse effects of the agreement with Coastal Carolina University, the state of the Company's operations, the ability of the Company to compete within the extraction and water purification industries, the Company's ability to successfully market and provide its technologies, the ability of the Company to meet its financial projections, and general economic conditions. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

CONTACT:

Naturol Holdings Ltd.

William E. Prince, President and CEO

(252) 333-1777

w.e.prince@earthlink.net